Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2017, relating to the financial statements of Checkpoint Therapeutics, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

November 9, 2017